SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 April 27, 2004
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                        1-8002                                                             04-2209186
(State or other jurisdiction of                 (Commission File Number)                       (I.R.S. Employer Identification
incorporation or organization)                                                                                          Number)

                          81 Wyman Street, P.O. Box 9046
                              Waltham, Massachusetts                                                               02454-9046
                     (Address of principal executive offices)                                                      (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, realization of potential future savings from new sourcing initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired: Not applicable.
     (b)  ProForma Financial Information: Not applicable.
     (c)  Exhibits
              99   Press Release dated April 27, 2004.

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

     On April 27, 2004, the Registrant announced its financial results for the fiscal quarter ended April 3, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

     In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and Exhibit 99 attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 28th day of April 2004.


                                      THERMO ELECTRON CORPORATION


                                      By:       /s/ Kenneth J. Apicerno
                                      ------------------------------------------
                                                Kenneth J. Apicerno
                                                Treasurer

                                                                      Exhibit 99

[THERMO LOGO]
                                                                            NEWS
FOR IMMEDIATE RELEASE
Media Contact Information:                   Investor Contact Information:
Lori Gorski                                  J. Timothy Corcoran
Phone:  781-622-1242                         Phone:   781-622-1111
E-mail: lori.gorski@thermo.com               E-mail:  tim.corcoran@thermo.com
        ----------------------                        -----------------------
Website:  www.thermo.com


            Thermo Electron Corporation Reports Strong First Quarter
                             with 16% Revenue Growth

WALTHAM, Mass. (April 27, 2004) - Thermo Electron Corporation (NYSE: TMO) today reported GAAP diluted earnings per share (EPS) of $.26 for the first quarter of 2004, compared with $.22 in the year-ago period. First-quarter revenues were $582.0 million, up 16 percent from $500.2 million a year ago. GAAP operating margin rose to 9.9 percent in the 2004 quarter, versus 7.9 percent in 2003.

Adjusted EPS increased 32 percent for the first quarter of 2004 to $.29, compared with $.22 in 2003. Adjusted operating margin rose 160 basis points to
11.6 percent, compared with 10.0 percent a year ago. Adjusted EPS and adjusted operating margin are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading "Use of Non-GAAP Financial Measures."

Revenues for the quarter increased 16 percent. Organic revenue growth was 5 percent. The effects of currency translation increased revenues by 7 percent, and the net effect of acquisitions/ divestitures increased revenues by 4 percent. Organic revenue growth excludes the effects of currency translation and acquisitions/divestitures.

First-Quarter Highlights
     o    Organic revenue growth of 5 percent
     o    Overall revenue increase of 16 percent
     o    Adjusted EPS up 32 percent
     o    Adjusted operating margin up 160 basis points
     o    Acquisition of US Consulting Services after quarter close

Marijn E. Dekkers, president and chief executive officer of Thermo Electron Corporation, said, "I am very pleased that we have completed the first quarter with a solid 5 percent gain in organic revenues, which fueled significantly improved operating profitability and strong gains in EPS. As we have noted before, we continue to drive operational productivity improvements. In addition, Thermo is now seeing the benefits of improved market conditions across all three segments, and the results of the growth initiatives we launched over the last few years. This combination has gotten us off to a great start for 2004."

Dekkers continued, "For the second quarter of 2004, our goal is to report adjusted EPS of $.29 to $.31, and for full-year 2004, our guidance is $1.23 to $1.28."

This guidance excludes approximately $.02 of expense per quarter from the amortization of acquisition-related intangible assets, and the other items described in this press release under the heading "Use of Non-GAAP Financial Measures."

Life and Laboratory Sciences
The Life and Laboratory Sciences segment reported a significant increase in 2004 first-quarter revenues, up 22 percent to $365 million, compared with $299 million in 2003. Organic revenues rose 5 percent. The effect of currency translation increased revenues by 8 percent, and the net effect of acquisitions/divestitures increased revenues by 9 percent. The organic revenue growth was primarily a result of strong sales of our mass spectrometry and spectroscopy instruments, as well as laboratory informatics and services. In March at PITTCON 2004, Thermo launched 20 new products for customer applications in proteomics, drug discovery, compliance, lab productivity, and trace chemical analysis, including the new Nicolet(TM) Continuum(TM) XL FT-IR imaging system and Finnigan(TM) vMALDI(TM) ion source. GAAP operating margin was 12.8 percent in the 2004 quarter, versus 13.0 percent a year ago. Adjusted operating margin was 14.7 percent in 2004, versus 14.4 percent in 2003. The 2004 first-quarter operating margin was impacted negatively by the inclusion of Jouan SA, which was acquired in December 2003.

After the first quarter ended, we acquired US Counseling Services, Inc. (USCS) to expand our laboratory informatics and services business. With the addition of USCS, Thermo now provides critical asset management services, including instrument and equipment maintenance management, physical inventory tracking, and cost-of-ownership analysis to help customers improve the efficiency of their laboratories.

Measurement and Control
First-quarter revenues in the Measurement and Control segment were up 5 percent to $161 million in 2004, versus $154 million in 2003. Organic revenues increased 1 percent, compared with the 2003 period. Revenues were positively impacted by general improvement in most markets served by this segment. The effect of currency translation increased revenues by 6 percent, while the net effect of acquisitions/divestitures decreased revenues by 2 percent. GAAP operating margin increased to 8.8 percent in 2004, versus 7.0 percent a year ago. Adjusted operating margin was 10.0 percent, up from 9.7 percent in 2003.

Optical Technologies
In the Optical Technologies segment, revenues were up 18 percent to $59 million for the first quarter of 2004, versus $50 million in 2003; organic revenues increased 19 percent. The effect of currency translation increased revenues by 5 percent, and the impact of a divestiture reduced revenues by 6 percent. GAAP operating margin was positive 8.1 percent for the 2004 period, versus negative
7.3 percent in 2003. The segment reported a significant rise in adjusted operating margin to 8.4 percent in the 2004 quarter, compared with negative 4.2 percent last year. This improvement is primarily the result of a strong rebound in microelectronics and other industrial markets, as well as the impact of our operational improvement initiatives.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. We also use the concept of organic revenue growth, which excludes the effects of currency translation and acquisitions/divestitures. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:

     o We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we expect will be substantially complete in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

     o We exclude charges relating to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

     o We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

     o We also exclude certain gains/losses and related tax effects, as well as benefit from tax credit carryforwards, that are either isolated or cannot be expected to occur again with any regularity or predictability, such as those arising from the sale of a business or real estate, the sale of our remaining equity interests in Thoratec and FLIR Systems, and the early retirement of debt, which we believe are not indicative of our normal operating gains and losses.

Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables and/or the text of this press release. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interest in Thoratec. We no longer own any shares of FLIR Systems.

Conference Call
Thermo Electron will hold its earnings conference call on Wednesday, April 28, at 11 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting www.thermo.com. Click on "About Us," then "Investors." An audio archive of the call will be available in that section of our Website until Friday, May 28, 2004. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Website.

About Thermo Electron
A world leader in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, services, and software solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.



Consolidated Statement of Income (unaudited)
                                                                                    Three Months Ended
                                                         ---------------------------------------------------------------------------
                                                                    April 3, 2004                          March 29, 2003
                                                        ----------------------------------     -------------------------------------
(In thousands except per share amounts)                  Reported (a)         Adjusted (b)      Reported (a)            Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                                 $   582,002              582,002           500,205                 500,205
                                                         -----------          -------------     -------------           ------------
Costs and Operating Expenses:
   Cost of revenues (c)                                      317,418              315,010           276,367                 276,367
   Selling, general, and administrative expenses             159,734              159,734           136,727                 136,727
   Amortization of acquisition-related intangible assets       3,977                -                 2,392                   -
   Research and development expenses                          39,822               39,822            37,321                  37,321
   Restructuring and other costs, net (d)                      3,166                -                 8,102                   -
                                                         -----------          -------------     -------------           ------------
                                                             524,117              514,566           460,909                 450,415
                                                         -----------          -------------     -------------            -----------
Operating Income                                              57,885               67,436            39,296                  49,790
Interest Income                                                1,922                1,922             7,685                   7,685
Interest Expense                                              (2,862)              (2,862)           (6,904)                 (6,904)
Other Income, Net (e)                                          3,135                1,515             5,120                   1,418
                                                         -----------          -------------     -------------           ------------
Income from Continuing Operations Before Income Taxes         60,080               68,011            45,197                  51,989
Provision for Income Taxes (f)                               (16,958)             (19,383)          (13,806)                (15,597)
                                                         -----------          -------------     -------------           ------------

Income from Continuing Operations                             43,122               48,628            31,391                  36,392
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $3,564)                                          -                    -                5,036                   -
                                                         -----------          -------------     -------------           ------------
Net Income                                               $    43,122          $    48,628       $    36,427             $    36,392
                                                         ===========          =============     =============           ============
Earnings per Share from Continuing Operations:
    Basic                                                $       .26                            $       .19
                                                         ===========                            =============
    Diluted                                              $       .26                            $       .19
                                                         ===========                            =============
Earnings per Share (g):
    Basic                                                $       .26                            $       .22
                                                         ===========                            =============
    Diluted                                              $       .26          $       .29       $       .22             $       .22
                                                         ===========          =============     =============           ============
Weighted Average Shares:
    Basic                                                    165,206                                162,844
                                                         ===========                            =============
    Diluted (h)                                              169,996              169,996           165,614                 167,480
                                                         ===========          =============     =============           ============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b)  Adjusted results are non-GAAP  measures and exclude inventory charges (note
     c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f), and gain on disposal of discontinued operations.
(c) Reported results in 2004 include $2,408,000 of charges primarily for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2004 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. Reported results in 2003 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; a writedown of a business held for sale to estimated disposal value; net gains on the sale of a product line and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $1,620,000 of gains from the sale of shares of Thoratec Corporation in 2004, and $3,702,000 of gains from the sale of shares of FLIR Systems, Inc. in 2003.
(f) Adjusted provision for income taxes excludes $2,425,000 and $1,791,000 of incremental tax benefit in 2004 and 2003, respectively, for the items in
     (b) through (e).
(g) Reported earnings per share and adjusted earnings per share exclude interest expense on convertible debentures of $413,000 and $450,000, net of tax, in 2004 and 2003, respectively, for the assumed conversion of such convertible debentures.
(h) Adjusted weighted average diluted shares reflect the dilutive effect on the convertible debentures of the adjustments to net income as described in notes (b) through (g).



Segment Data (i)(j)(k)                                                       Three Months Ended
                                                                    -------------------------------------------
(In thousands except percentage amounts)                            April 3, 2004         March 29, 2003
------------------------------------------------------------------------------------------------------------------------------------

Life and Laboratory Sciences
  Revenues                                                         $      365,058         $      299,465
                                                                   --------------         --------------

  GAAP Operating Income                                                    46,649                 39,022
  Cost of Revenue Charges (l)                                               2,346                  -
  Restructuring and Other Items (m)                                         1,421                  2,573
  Amortization of Acquisition-related Intangible Assets                     3,143                  1,588
                                                                   --------------         --------------
  Adjusted Operating Income                                        $       53,559         $       43,183
                                                                   --------------         --------------

  GAAP Operating Margin                                                      12.8%                  13.0%
  Adjusted Operating Margin                                                  14.7%                  14.4%


Measurement and Control
  Revenues                                                         $      161,093         $      153,920
                                                                   --------------         --------------

  GAAP Operating Income                                                    14,173                 10,819
  Cost of Revenue Charges (l)                                                  62                     -
  Restructuring and Other Items (m)                                         1,222                  3,630
  Amortization of Acquisition-related Intangible Assets                       662                    523
                                                                   --------------         --------------
  Adjusted Operating Income                                        $       16,119         $       14,972
                                                                   --------------         --------------

  GAAP Operating Margin                                                       8.8%                   7.0%
  Adjusted Operating Margin                                                  10.0%                   9.7%

Optical Technologies
  Revenues                                                         $       59,368         $       50,202
                                                                   --------------         --------------

  GAAP Operating Income (Loss)                                              4,780                 (3,677)
  Restructuring and Other Items (m)                                            56                  1,294
  Amortization of Acquisition-related Intangible Assets                       171                    281
                                                                   --------------         --------------
  Adjusted Operating Income (Loss)                                 $        5,007         $       (2,102)
                                                                   --------------         --------------

  GAAP Operating Margin                                                       8.1%                  (7.3%)
  Adjusted Operating Margin                                                   8.4%                  (4.2%)

Consolidated (including Corporate Costs)
  Revenues                                                         $      582,002         $      500,205
                                                                   --------------         --------------

  GAAP Operating Income                                                    57,885                 39,296
  Cost of Revenue Charges (l)                                               2,408                  -
  Restructuring and Other Items (m)                                         3,166                  8,102
  Amortization of Acquisition-related Intangible Assets                     3,977                  2,392
                                                                   --------------         --------------
  Adjusted Operating Income                                        $       67,436         $       49,790
                                                                   --------------         --------------

  GAAP Operating Margin                                                       9.9%                   7.9%
  Adjusted Operating Margin                                                  11.6%                  10.0%


(i) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(j) Adjusted operating income (loss) and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(k)  Depreciation  expense  in  2004  was  $7,466,000  at  Life  and  Laboratory
     Sciences, $2,457,000 at Measurement and Control, $2,711,000 at Optical Technologies, and $13,536,000 Consolidated. Depreciation expense in 2003 was $5,363,000 at Life and Laboratory Sciences, $2,579,000 at Measurement and Control, $2,963,000 at Optical Technologies, and $11,642,000 Consolidated.
(l)  Includes items  described in note (c).
(m)  Includes items described in note (d).

Condensed Consolidated Balance Sheet (unaudited)


(In thousands)                                                      April 3, 2004          Dec. 31, 2003
------------------------------------------------------------------------------------------------------------------------------------

Current Assets:
  Cash and cash equivalents                                        $      352,994         $      303,912
  Short-term available-for-sale investments                                91,063                114,326
  Accounts receivable, net                                                458,128                460,926
  Inventories                                                             364,238                343,758
  Other current assets                                                    185,254                172,334
                                                                   --------------         --------------
                                                                        1,451,677              1,395,256
                                                                   --------------         --------------
Property, Plant, and Equipment, Net                                       291,592                300,702
                                                                   --------------         --------------
Acquisition-Related Intangible Assets                                     102,319                 70,903
                                                                   --------------         --------------
Other Assets                                                               69,289                 64,931
                                                                   --------------         --------------
Goodwill                                                                1,538,630              1,557,177
                                                                   --------------         --------------

                                                                   $    3,453,507         $    3,388,969
                                                                   ==============         ==============
Current Liabilities:
  Short-term obligations and current maturities of long-term
    obligations                                                    $       40,189         $       45,981
  Other current liabilities                                               646,184                638,812
                                                                   --------------         --------------
                                                                          686,373                684,793
                                                                   --------------         --------------
Long-term Deferred Income Taxes and Other Long-term Liabilities           108,472                 91,861
                                                                   --------------         --------------
Long-term Obligations:
  Senior notes                                                            141,756                137,874
  Subordinated convertible obligations                                     77,234                 77,234
  Other                                                                    13,809                 14,401
                                                                   --------------         --------------
                                                                          232,799                229,509
                                                                   --------------         --------------
Total Shareholders' Equity                                              2,425,863              2,382,806
                                                                   --------------         --------------
                                                                   $    3,453,507         $    3,388,969
                                                                   ==============         ==============
